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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 25, 2000 relating to the financial statements of The Internet Company of New Zealand Limited (renamed Asia Online New Zealand Limited), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers

Auckland, New Zealand
August 1, 2000